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                                                                     Exhibit 4.1
                                                                     -----------

                         MATERIAL SCIENCES CORPORATION

                            2001 COMPENSATION PLAN

                          FOR NON-EMPLOYEE DIRECTORS

1.   Purpose.  The purpose of this 2001 Compensation Plan for Non-Employee
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     Directors (this "Plan") is to provide incentives to members of the Board of
     Directors (the "Board") of Material Sciences Corporation (the "Company") who are not officers or employees of the Company or its subsidiaries ("Non-Employee Directors"), through compensation and awards, including those paid in cash or based upon the ownership and performance of the common stock, par value $.02 per share (the "Common Stock") of the Company.

2.   Limitations on Shares. To Be Issued.  The number of shares of the Common
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     Stock (i) which may be issued under Section 3(b) of this Plan and (ii) with respect to which options may be granted or awarded under Section 4 of this Plan and which may be issued upon the exercise thereof, shall not exceed an aggregate of 150,000 shares, as adjusted pursuant to the first paragraph of
     Section 5 of this Plan; provided, however, that to the extent any awards
                             --------  -------
     hereunder expire unexercised or unpaid or are cancelled, terminated or forfeited in any manner without the issuance of shares of Common Stock thereunder, such shares shall again be available under this Plan. Shares of Common Stock issued under this Plan may be authorized and unissued shares of Common Stock, treasury stock or a combination thereof.

3.   Annual Retainer.  On March 1 of each year, commencing March 1, 2001 (each,
     ---------------
     a "Payment Date"), each person who is a Non-Employee Director on such date shall automatically be granted one or a combination of the following (collectively, the "Annual Retainer"): (i) cash, (ii) shares of Common Stock or (iii) deferred stock units ("Deferred Stock Units") entitling such Non-Employee Director to receive shares of Common Stock upon the earlier of the date selected by the Non-Employee Director, which date may be no earlier than the first anniversary of the date of grant (the "Withdrawal Date"), and the termination of the Non-Employee Director's board service. Each such Non-Employee Director shall execute an election form in the form attached to the agreement evidencing the grant of such Annual Retainer (the "Award Agreement") indicating the percentage (which may be none) of the Annual Retainer which such Non-Employee Director elects to receive in the forms described in each of (i), (ii) and (iii) above and, in the case of an election to receive Deferred Stock Units, the Withdrawal Date. The "Annual Retainer Amount" shall initially be equal to $30,000, as such amount may be increased or decreased by the Board from time to time but no more frequently than annually, with any such adjustment to be effective as of the date specified by the Board.

          (a) In the event that a Non-Employee Director has elected to receive a portion of his or her Annual Retainer in cash, such portion shall be paid to the Non-Employee Director as provided in paragraph (e) below.
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          (b)  In the event that a Non-Employee Director has elected to receive a portion of his or her Annual Retainer in shares of Common Stock, the Non-Employee Director shall be entitled to receive a number of shares of the Common Stock (rounded up to the nearest whole number of shares) equal in value to the quotient of (i) the Annual Retainer Amount multiplied by the percentage of such Annual Retainer which such Non-Employee Director has elected to receive in Common Stock, divided by
          (ii) the last reported sale price of Common Stock on the principal securities exchange on which shares of Common Stock are then listed (the "Fair Market Value Per Share") on such Payment Date (or if such a date is not a trading day on such exchange, the trading day immediately succeeding such date). The shares of Common Stock shall be issued to the Non-Employee Director as provided in paragraph (e) below.

          (c) In the event that a Non-Employee Director has elected to receive a portion of his or her Annual Retainer in Deferred Stock Units:

               (i) The Company shall establish a deferred stock account (an "Account") for such Non-Employee Director. The Company shall credit the Account with the number of Deferred Stock Units equal to the number of shares of Common Stock that would have been issued to the Non-Employee Director as determined under subsection (b) above.

               (ii) At any time a balance is maintained in a Non-Employee Director's Account, there shall be credited to the Account of such Non-Employee Director additional Deferred Stock Units on each date on which cash dividend payments are made on the Common Stock (a "Dividend Date"). The number of such additional Deferred Stock Units shall be determined by (i) multiplying the total number of Deferred Stock Units credited to the Account immediately prior to the Dividend Date by the amount of the dividend per share and (ii) dividing the product by the Fair Market Value Per Share as of the Dividend Date (or if such a date is not a trading day, the last trading day immediately succeeding such date).

               (iii) In the event of any change in the outstanding shares of Common Stock upon which the Deferred Stock Unit is based hereunder, by reason of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, or any other change in corporate structure or in the event any dividend is made in shares of Common Stock or other property, the number of Deferred Stock Units credited to the Account shall be adjusted as set forth in Section 5.

               (iv) Except as otherwise provided herein, distributions from a Non-Employee Director's Account shall be made in shares of Common Stock equal to the number of Deferred Stock Units then credited to the Account upon the first to occur of (A) the Withdrawal Date, (B) the Non-Employer Director's resignation from the Board,
               (C) the Non-Employer Director's failure to be re-elected to the Board, or (D) the Non-Employer Director's

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               Retirement, death or total and permanent disability (as
               determined by the Board in good faith). "Retirement" shall mean retirement following service on the Board as a director for a period of ten years (or five years of service on the Board as a director if age 65 or older at the time of retirement).

               (v) The Company shall be entitled to deduct from all distributions hereunder any taxes required to be withheld by federal, state or local law. Such deductions may be made by withholding shares of Common Stock with a Fair Market Per Share on the date of distribution (or if such a date is not a trading day, the trading day immediately succeeding such date) equal to the amount of such taxes.

               (vi) Neither a Non-Employee Director nor any other person shall have any interest in any fund or in any specific asset of the Company by reason of amounts credited to the Account of such Non-Employee Director, nor the right to exercise any of the rights or privileges of a shareowner with respect to any Deferred Stock Unit credited to such Account, nor the right to receive any distribution under this Plan except as expressly provided herein. The rights of the Non-Employee Director shall be those of an unsecured general creditor of the Company.

          (d) Any person who first becomes a Non-Employee Director after the Effective Date (as defined in Section 11 below), either because such person is first elected to the Board after the Effective Date or because such person was first elected to the Board while such person was an officer or employee of the Company or its subsidiaries and subsequently ceases to be an officer and employee of the Company and its subsidiaries (and consequently did not receive the Annual Retainer pursuant to the first sentence of this paragraph 3 on the respective Payment Date), shall, on the date such person first becomes a Non-Employee Director, automatically be entitled to a pro rata portion of the Annual Retainer based on the number of fiscal quarters (rounded up to the nearest whole number of fiscal quarters) remaining in the fiscal year from and including the fiscal quarter in which such date of grant occurs, payable in accordance with paragraph (e) below. Each such Non-Employee Director shall execute an election form in the form attached to the Award Agreement indicating the percentage (which may be none) of the pro rated Annual Retainer which such Non-Employee Director elects to receive in the forms described in each of (i), (ii) and (iii) in the first paragraph of this Section 3 and, in the case Deferred Stock Units are elected, the Non-Employee Director shall be required to specify a Withdrawal Date. In the event that such a Non-Employee Director has elected to receive a portion of his or her pro rated Annual Retainer in shares of Common Stock or Deferred Stock Units, the number of shares of Common Stock and/or Deferred Stock Units shall be determined as set forth in Section 3(b) or Section 3(c), as applicable (however the Fair Market Value Per Share shall be determined on the date of grant (or the date immediately succeeding the date of grant, if such date is not a trading day)).

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          (e) The Annual Retainer shall be paid (in the case of cash), only to the extent it has vested. The Annual Retainer shall become unrestricted (in the case of shares of Common Stock) or credited to the Account (in the case of Deferred Stock Units) only to the extent it has vested. Each component of the Annual Retainer shall vest in four equal installments on the date of grant and the 3-month, 6-month and 9-month anniversaries of the date of grant if the holder thereof is a Non-Employee Director on such date. Any portion of any Annual Retainer that has not vested prior to the date the Non-Employee Director to whom it was granted ceases to be a Non-Employee Director shall expire and be forfeited as of such date. Shares of Common Stock which are restricted shall bear a legend to such effect until such shares of Common Stock become vested.

4.   Incentive Option.
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          (a) On the terms and conditions set forth below, each Non-Employee
          Director shall automatically receive an option (an "Incentive Option") to purchase the number of shares (rounded up to the nearest whole number of shares) of Common Stock equal in value to the quotient of
          (i) the Incentive Option Amount (as defined below) divided by (ii) the Fair Market Value Per Share of the Common Stock on the date of grant (or, if such date is not a trading day, the trading day immediately succeeding such date). The per share option price for each such Incentive Option shall be the Fair Market Value per Share described in clause (ii) of the immediately preceding sentence. The "Incentive Option Amount" shall initially be equal to $40,000, as such amount may be increased or decreased by the Board from time to time but no more frequently than annually, with any such adjustment to be effective as of the date specified by the Board.

          (b) With respect to each Non-Employee Director, the initial Incentive Option shall be granted to such director as follows: (i) in the case of any director who is a Non-Employee Director on the Effective Date such Incentive Option shall be granted automatically to such director on the later to occur of (A) the Effective Date and (B) the date on which the incentive option granted to such director under the Company's 1996 Stock Option Plan for Non-Employee Directors becomes fully vested, if such director is a Non-Employee Director on such vesting date, provided, that such Incentive Option shall become null and void if this Plan is not approved by the Company's shareowners at the 2000 annual meeting of shareowners of the Company, (ii) in the case of any person first elected to the Board after the Effective Date who is a Non-Employee Director at the time of his or her election, such Incentive Option shall be granted automatically to such person upon the date that such person is first elected to the Board (either by the shareowners of the Company or, in the case of the filling of a vacancy, by the Board) and (iii) in the case of a director who has not received an initial Incentive Option as provided in the preceding clauses because such director was also an officer or employee of the Company or its subsidiaries at the time such director was first elected as a director and who subsequently ceases to be an officer and employee of the Company and its subsidiaries, such Incentive Option shall be granted automatically to such director upon the date such person becomes a Non-

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          Employee Director. Each director who has received an initial Incentive
          Option pursuant to the preceding sentence shall automatically be granted an Incentive Option on each anniversary of the date of grant of the initial Incentive Option to such director if such director is a Non-Employee Director on such anniversary date.

          (c)  Vesting.  An Incentive Option shall be exercisable only to the
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          extent it has vested.  Each Incentive Option shall vest in full on the first anniversary of the date of grant if the holder thereof is a Non-Employee Director on such date; provided, however, that, if a person
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          is not elected as a Non-Employee Director at the first annual meeting of the Company's shareowners following the date of grant of such Incentive Option, such Incentive Option shall vest and become exercisable as of the day before such annual meeting with respect to the number of shares (rounded up to the nearest whole number of shares) equal to the product of (i) the total number of shares of Common Stock subject to such Incentive Option multiplied by (ii) a fraction equal to the number of whole months that such director has served on the Board since the grant of such Incentive Option divided by 12; provided further, that if such a person was recommended for
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          election by the Board as a Non-Employee Director, such Incentive
          Option shall vest in full. An Incentive Option or any portion of an Incentive Option that has not vested prior to the date the holder thereof ceases to be a Non-Employee Director shall expire and be forfeited as of such date.

          (d)  General Option Terms.
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               (i) Award Agreement.  Each Incentive Option granted under this
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               Plan shall be evidenced by an Award Agreement.  The option price per share of Common Stock for all Incentive Options granted under this Plan shall be specified in the Award Agreement and shall be determined as set forth above.

               (ii) Expiration.  An Incentive Option issued pursuant to this
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               Plan shall expire and not be exercisable after the first to occur of (i) the tenth anniversary of the date of grant of such Incentive Option (the "Ten-Year Term"), (ii) the lesser of (A) three years or (B) the remainder of the Ten-Year term, if the optionee ceases to be a director of the Company due to death, total and permanent disability (as determined by the Board in good faith) or Retirement, and (ii) ninety days after the optionee ceases to be a director of the Company for any other reason.

               (iii)  Non-Transferability.  Incentive Options granted pursuant
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               to this Plan shall not be sold, assigned, pledged, transferred or otherwise disposed of, except by will or the laws of descent and distribution. All Incentive Options shall be exercisable during the participant's lifetime only by the participant or the participant's legal representative. Any purported transfer contrary to this provision will nullify such award. Awards under this Plan shall not be subject to execution, attachment or other process, and no

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               person shall be entitled to exercise any rights of a participant or possess any rights of a participant by virtue of any attempted execution or other process. Notwithstanding the first two sentences of this paragraph 4(b), Incentive Options may be transferred to a "family member" of the Non-Employee Director by gift or by domestic relations order. For purposes of this paragraph (iii), "family member" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Non-Employee Director's household (other than as a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Non-Employee Director) control the management of assets, and any other entity in which these persons (or the Non-Employee Director) own more than fifty percent of the voting interests.

               (iv) Exercise of Incentive Options.  Subject to the terms of the
                    -----------------------------
               Award Agreement and this Plan, Incentive Options granted pursuant to this Plan may be exercised from time to time in whole or in part. Each exercise of an Incentive Option shall be accomplished by delivering written notice of such exercise to the Secretary of the Company, specifying the number of shares to be purchased and accompanied by payment in full of the purchase price therefor. Payment for the Incentive Options exercised shall be either in
               (i) cash or check, money order or bank draft to the order of Material Sciences Corporation (collectively, "cash") or (ii) shares of Common Stock which (A) in the case of shares of Common Stock acquired pursuant to the exercise of an Incentive Option, have been owned by the optionee for more than six (6) months prior to the date of surrender, and (B) valued as of the date of the notice of exercise, have a value equal to or less than the aggregate option price, plus cash in the amount, if any, by which the aggregate option price exceeds the value of such shares of Common Stock. Payment for shares with respect to Incentive Options exercised for cash shall be delivered with the notice of exercise. Payment for shares with respect to Incentive Options exercised for Common Stock and cash, if any, shall be delivered to the Secretary of the Company not later than the end of the third business day after delivery of the notice of exercise. If payment is made in Common Stock, such payment shall be made by delivery of the necessary share certificates, with executed stock powers attached, to the Secretary of the Company or, if such certificates have not yet been delivered to the optionee, by written notice to the Secretary of the Company requesting that the shares represented by such certificates applied toward payment as hereinabove provided.

               (v)  Re-Load Options.  The Board shall have the authority (but
                    ---------------
               not an obligation) to include as part of any Award Agreement a provision entitling the Non-Employee Director to a further option (a "Re-Load Option") in the event the Non-Employee Director exercises the Incentive

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               Option evidenced by the Award Agreement, in whole or in part, by surrendering other shares of Common Stock in accordance with this Plan and the terms and conditions of the Award Agreement. Any such Re-Load Option shall (i) provide for a number of shares equal to the sum of (y) the number of shares surrendered as part or all of the exercise price of such Incentive Option and (z) the number of shares having a fair market value equal to the amount of taxes withheld as a result of the exercise of such Incentive Option; (ii) have an expiration date which is the same as the expiration date of the Incentive Option the exercise of which gave rise to such Re-Load Option; (iii) have an exercise price which is equal to one hundred percent of the Fair Market Value of the Common Stock subject to the Re-Load Option on the date of exercise of the original Incentive Option; and (iv) have such other terms and conditions as the Board may in its discretion determine. Notwithstanding the foregoing, a Re-Load Option shall be subject to the same exercise price and term provisions heretofore described for Incentive Options under this Plan. Any such Re-Load Option shall be subject to the availability of sufficient shares under Section 2 and shall be subject to such other terms and conditions as the Board may determine which are not inconsistent with the express provisions of this Plan regarding the terms of Incentive Options.

5.   Adjustments for Changes in Capitalization or Corporate Reorganizations.
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     Appropriate adjustments shall be made in the number, including the maximum number, and kind of shares of Common Stock to be issued under this Plan, and in the number and kind of shares of Common Stock that are the subject of any Incentive Option awarded under this Plan, to give effect to any stock splits, stock dividends and other relevant changes in capitalization occurring after the Effective Date.

               If the Company shall effect a merger, consolidation or other reorganization, pursuant to which the outstanding shares of Common Stock shall be changed for other shares or securities of the Company or of another corporation which is a party to such merger, consolidation or other reorganization, the Company shall use its reasonable best efforts to provide in any agreement or plan which it enters into or adopts to effect any such merger, consolidation or other reorganization, that any optionee under this Plan shall have the right to purchase, at the aggregate option price provided for in his or her Award Agreement and on the same terms and conditions, the kind and number of shares or other securities of the Company or such other corporation which would have been issuable to him or her in respect of the number of shares of Common Stock which were subject to such Incentive Option immediately prior to the effective date of such merger, consolidation or other reorganization if such shares had been then owned by him or her. If by the date ten days prior to the scheduled effective date of any such merger, consolidation or other reorganization, the provision described in the preceding sentence has not been made with respect to any Incentive Option that is not then fully vested, such Incentive Option shall become vested and exercisable in full upon such date. Any adjustment with respect to Incentive Options required by this paragraph shall be effected in such manner that the difference between the aggregate fair market value of the shares or other securities subject to the Incentive Options immediately after giving effect to such

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     adjustment and the aggregate option price of such shares or other securities shall be substantially equal to (but shall not be more than) the difference between the aggregate fair market value of the shares subject to such Incentive Options immediately prior to such adjustment and the aggregate option price of such shares. Any adjustments made under this paragraph shall be determined by the Board.

               Upon the approval by the shareowners of the Company of a merger, consolidation or other reorganization pursuant to which the outstanding shares of Common Stock are to be exchanged for cash, or upon the adoption by the shareowners of the Company of a plan of complete liquidation, all Incentive Options that are not then fully vested shall become vested and exercisable in full upon such date.

6.   Tax Withholding.  The Board shall have the power to withhold, or require a
     ---------------
     participant to remit to the Company, an amount sufficient to satisfy any withholding or other tax due with respect to any amount payable and/or shares of Common Stock issuable under this Plan, and the Board may defer such payment or issuance unless indemnified to its satisfaction. Subject to the consent of the Board, a participant may make an irrevocable election to have shares of Common Stock otherwise issuable hereunder or under an Incentive Option withheld, tender back to the Company shares of Common Stock received pursuant to exercise of an Incentive Option or deliver to the Company previously acquired shares of Common Stock having a Fair Market Value determined as of the date of issuance and/or payment (or if such date is not a trading day, the trading day immediately succeeding such date) sufficient to satisfy all or part of the participant's estimated tax obligations associated with the transaction. Such election must be made by a participant prior to the date on which the relevant tax obligation arises. The Board may disapprove of any election and may limit, suspend or terminate the right to make such elections.

7.   Beneficiary Designation.  Subject to the restrictions on transfer and the
     -----------------------
     Incentive Option terms set forth in this Plan, participants shall name, upon the initial grant of the Annual Retainer hereunder and from time to time thereafter, beneficiaries (who may be named contingently or successively) who may exercise awards and rights granted under this Plan in the event of the death of a participant before he or she exercises such awards or rights. Each designation will revoke all prior designations by the same participant, shall be in a form approved by the Board and will be effective only when filed by the participant in writing with the Board during the participant's lifetime. In the absence of any such designation, awards and rights remaining unexercised at the participant's death may be exercised by the participant's estate.

8.   Administration of the Plan.  This Plan shall be administered by the Board
     --------------------------
     in accordance with the provisions of this paragraph. The Board shall have full power and authority to prescribe, amend and rescind rules and procedures governing administration of this Plan. The Board shall have full power and authority (i) to interpret the terms of this Plan, the terms of the Incentive Options, the grants of Common Stock and Deferred Stock Units and the rules and procedures established by the Board and (ii) to determine the meaning of or requirements imposed by or the rights of any person under this Plan, any Incentive Option or any rule or procedure established by the Board. All such rules, procedures and

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     interpretations relating to this Plan adopted by the Board shall be conclusive and binding on all parties.

9.   Necessary Approvals. In accordance with the provisions of this Plan, the
     -------------------
     grant of (a) shares of Common Stock, (b) Deferred Stock Units and the obligation of the Company to deliver shares of Common Stock pursuant thereto, and (c) Incentive Options and the obligation of the Company to deliver shares of Common Stock upon exercise thereof shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency or national securities exchange as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of such shares of Common Stock under any federal or state law or any ruling or regulation of any governmental body or national securities exchange, or the listing of such shares upon any securities exchange, which the Company shall, in its sole discretion, determine to be necessary or advisable.

10.  Amendment, Suspension and Termination of Plan.  The Board may suspend or
     ---------------------------------------------
     terminate this Plan or any portion hereof, or any agreement evidencing an award made under this Plan, at any time and may amend it from time to time in such respects as the Board may deem advisable; provided, however, that
                                                       --------  -------
     no such amendment shall be made without shareowner approval to the extent
     (i) such approval is required by law, agreement or the rules of any exchange upon which the Common Stock is listed or (ii) such amendment reprices, replaces, regrants through cancellation, or lowers the exercise of a previously granted Incentive Option; provided further, that the provisions of this Plan that relate to the amount, price and timing of awards shall not be amended more than once every six months, except as set forth in Rule 16b-3(c)(2)(ii)(B) under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"). No such amendment, suspension or termination shall materially impair the rights of participants under outstanding awards without the consent of the participants affected thereby or make any change that would disqualify this Plan, or any other plan of the Company intended to be so qualified, from the exemption provided by Rule 16b-3.

11.  Compliance with 16b-3.  It is the intent of the Company that this Plan
     ---------------------
     comply in all respects with Rule 16b-3, that any ambiguities or inconsistencies in the construction of this Plan be interpreted to give effect to such intention and that if any provision of this Plan is found not to be in compliance with Rule 16b-3, that such provision shall be deemed null and void to the extent required to permit this Plan to comply with Rule 16b-3.

12.  Effective Date and Term of Plan.  This Plan shall become effective on March
     -------------------------------
     1, 2001 (the "Effective Date"); provided, that this Plan shall cease to be effective and any Incentive Options granted here under shall become null and void if this Plan is not approved by the Company's shareowners at the 2000 annual meeting of shareowners of the Company. This Plan shall terminate on February 29, 2004, unless terminated prior thereto by action of the Board; provided, however, the termination of the Plan on such date
                   --------  -------
     shall not affect any Deferred Stock Units, Incentive Options or Re-Load Options which are outstanding on such date. No further grants shall be made under this Plan after termination, but termination shall not affect the right of any participant under any grants made prior to termination.

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